UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 21, 2011

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard, Englewood, Colorado 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 21, 2011, we held our annual meeting of stockholders. At the annual meeting, four matters were considered and acted upon: (1) the election of four directors to serve as Class III members of our Board until the 2014 annual meeting of stockholders or until their respective successors are elected, (2) an advisory vote on the compensation of our named executive officers, (3) an advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers, and (4) the ratification of the selection of KPMG LLP as our independent auditors for the year ending December 31, 2011. Proposals 1, 2 and 4 were approved and the three year option on proposal 3 was selected. The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, are set forth below.

1)  The Election of Directors Proposal:

Nominee	Votes For	Votes Withheld	Broker Non- Votes
Michael T. Fries	180,761,409	1,614,320	14,083,624
Paul A. Gould	180,758,683	1,617,046	14,083,624
John C. Malone	175,795,016	6,580,713	14,083,624
Larry E. Romrell	179,737,102	2,638,627	14,083,624

2)  Advisory Vote on Executive Compensation Proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
176,562,666	3,835,148	1,977,915	14,083,624

3)  Advisory Vote on the Frequency of Advisory Vote Proposal:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
41,240,114	5,352,265	134,303,830	1,479,520	14,083,624

4)   The Auditors Ratification Proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
196,153,343	105,377	200,633	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ Elizabeth M. Markowski
	Name:	Elizabeth M. Markowski
	Title:	Senior Vice President, General Counsel and Secretary

Date: June 22, 2011